Exhibit T3A59

CERTIFICATE OF INCORPORATION

公司註冊證書

                                 ***

I hereby certify that

本人謹此證明

XIAN ZHANG (HONG KONG) LIMITED

顯章(香港)有限公司

is this day incorporated in Hong Kong under the Companies Ordinance

於本日根據《公司條例》（香港法例第32章）

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

在香港註冊成為有限公司。

Issued on     5 December 2012.

本證書於二Ｏ一二年十二月五日發出。

/s/ Ada L L Chung
Registrar of Companies Hong Kong Special Administrative Region
香港特別行政區公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

Certificate of Incorporation No. 1835107

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

XIAN ZHANG (HONG KONG) LIMITED

顯章(香港)有限公司

Incorporated on the 5th day of December, 2012

INCORPORATED IN HONG KONG

THE COMPANIES ORDINANCE (Cap. 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

XIAN ZHANG (HONG KONG) LIMITED

顯章(香港)有限公司

1.	The name of the Company is XIAN ZHANG (HONG KONG) LIMITED 顯章(香港)有限公司.

2.	The Registered Office of the Company will be situated in Hong Kong.

3.	The Company has the capacity and the rights, powers and privileges of a natural person and the objects for which the Company is established are unrestricted.

4.	The liability of the members is limited.

5.	The Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

I/We, whose name(s), address(es) and description(s) is/are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and I/we agree to take the number of shares in the capital of the Company set opposite to my/our name(s):-

Name(s), Address(es) and Description(s) of Signatory(ies)	Number of Shares taken by each Signatory
For and on behalf of XIAN ZHANG LIMITED 顯章有限公司

Kwok Ying Shing, Director P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. Corporation	ONE

Total Number of Shares Taken	ONE